                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)               NOVEMBER 21, 1997


                                VIEW TECH, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



DELAWARE                             0-25940                77-0312442
(STATE OR OTHER JURISDICTION         (COMMISSION FILE       (I.R.S. EMPLOYER
OF INCORPORATION)                    NUMBER)                IDENTIFICATION NO.)



           3760 CALLE TECATE, SUITE A, CAMARILLO CALIFORNIA    93012
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)



   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (805) 482-8277



                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS

View Tech, Inc. and its wholly-owned subsidiary, USTeleCenters, Inc. (collectively "the Company") entered into a $15 million credit agreement (the "Agreement"), with Imperial Bank (the "Bank"), effective November 21, 1997. The Agreement provides for a maximum credit line of up to $15 million for a term of five (5) years. Amounts outstanding under the Agreement are collateralized by the assets of the Company. Funds available under the Agreement will vary from time to time depending on many variables including, without limitation, the amount of Eligible Trade Accounts Receivable and Eligible Inventory of the Company, as such terms are defined in the Agreement. The interest rates charged on outstanding principal amounts vary between the Prime Rate, plus the Prime Rate Margin, or between the Eurodollar Rate, plus the Eurodollar Rate Margin, depending upon the Company's Leverage Ratio, as such terms are defined in the Agreement. The Agreement requires the Company to comply with various financial and operating loan covenants. Under certain conditions, the Agreement allows the Company to prepay principal amounts outstanding without penalty. The Agreement replaced the Company's previous credit agreements with BankBoston and City National Bank.

The Agreement provides for three separate loan commitments consisting of (i) a Facility A Commitment up to $7 million; (ii) a Facility B Commitment up to $5 million and (iii) a Facility C Commitment up to $3 million. Amounts drawn under the Facility A Commitment are due and payable no later than November 21, 2002. Amounts drawn under the Facility B Commitment are subject to mandatory repayments in sixteen (16) equal quarterly installments commencing on March 31, 1999. Amounts outstanding under the Facility C Commitment are subject to mandatory repayments in twelve (12) equal quarterly installments commencing on March 31, 2000. All amounts outstanding under each such Facility are due and payable no later than November 21, 2002. The Agreement prohibits the payment of dividends to shareholders of View Tech, Inc.

In connection with the Agreement, the Company issued a Common Stock Purchase Warrant for the purchase of 60,000 shares of the Company'' Common Stock by the Bank and a Common Stock Purchase Warrant for the purchase of 20,000 shares of the Company's Common Stock by BankBoston, N.A., a national banking association (collectively, the "Warrants"), a participating lender. The Warrants are exercisable until November 21, 2004 at a purchase price of $7.08 per share.

Readers should refer to the Agreement for a complete description of the terms and conditions contained therein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)  Exhibits

      2.1    Credit Agreement, dated as of November 21, 1997, among, USTeleCenters,
             Inc., a Delaware corporation, View Tech, Inc. a Delaware corporation, and Imperial Bank, a bank organized under the laws of the State of
             California.

      2.2    Security Agreement, dated as of November 21, 1997, among USTeleCenters,
             Inc., a Delaware corporation, View Tech, Inc., a Delaware corporation and Imperial Bank, a bank organized under the State of California.

      10.1 Common Stock Purchase Warrant, dated as of November 21, 1997, for the purchase of 60,000 shares of Common Stock of View Tech, Inc., a Delaware corporation, by Imperial Bank, a California banking corporation, on or before November 21, 2004 at a purchase price of $7.08 per share.

      10.2   Common Stock Purchase Warrant, dated as of November 21, 1997, for the purchase of 20,000 shares of Common Stock of View Tech, Inc., a
             Delaware corporation, by BankBoston, N.A., a national banking association, a participating lender, on or before November 21, 2004 at a purchase price of $7.08 per share.

      99.1   Press release announcing the $15 million credit facility commitment from
             Imperial Bank and BankBoston, dated December 3, 1997

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VIEW TECH, INC.



February 4, 1998                      /s/  David A. Kaplan
----------------                      ------------------------------
Date                                  David A. Kaplan
                                      Senior Vice President of
                                      Finance and Operations

EXHIBIT INDEX

                                                                                         Sequentially
Exhibit No.        Description                                                           Numbered Page
------------------------------------------------------------------------------------------------------
2.1                Credit Agreement, dated as of November 21, 1997, among,                    6
                   USTeleCenters, Inc., a Delaware corporation, View Tech, Inc.
                   a Delaware corporation, and Imperial Bank a bank organized under the laws of the State of California.

2.2                Security Agreement, dated as of November 21, 1997, among                 124
                   USTeleCenters, Inc., a Delaware corporation, View Tech, Inc., a Delaware corporation and Imperial Bank, a bank organized under the State of California.

10.1               Common Stock Purchase Warrant, dated as of November 21,                  161
                   1997, for the purchase of 60,000 shares of Common Stock
                   of View Tech, Inc., a Delaware corporation, by Imperial Bank, a California banking corporation, on or before November 21, 2004 at a purchase price of $7.08 per share.

10.2               Common Stock Purchase Warrant, dated as of November 21,                  171
                   1997, for the purchase of 20,000 shares of Common Stock
                   of View Tech, Inc., a Delaware corporation, by BankBoston, N.A., a national banking association, a participating lender, on or before November 21, 2004 at a purchase price of $7.08 per share.

99.1               Press release announcing the $15 million credit facility commitment      181
                   from Imperial Bank and BankBoston, dated December 3, 1997.